Exhibit 99.1
COMPANY CONTACT: Jon Stanner Vice President, Corporate Finance Strategic Hotels & Resorts (312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 5, 2010

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2010 RESULTS

Management Expects Positive Lodging Trends to Accelerate Throughout 2010

Announces Successful Closing of Loan Refinancing

CHICAGO – May 5, 2010 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the first quarter ended March 31, 2010.

First Quarter Recap

¡	Comparable funds from operations (Comparable FFO) was a loss of $0.15 per diluted share, unchanged from the prior year.

¡	Comparable EBITDA was $22.0 million compared with $22.8 million in the prior year period, a decline of 3.3 percent.

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North American total revenue per available room (Total RevPAR) decreased 3.7 percent and revenue per available room (RevPAR) decreased 4.3 percent, driven by a 1.6 percentage point increase in occupancy and a 6.9 percent decrease in average daily rate (ADR), as compared to the first quarter 2009. In addition, non-rooms revenue declined by 3.0 percent between periods.

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European Total RevPAR increased 10.6 percent in the first quarter over the prior year period (5.1 percent in constant dollars) and RevPAR increased 14.5 percent (6.4 percent in constant dollars), driven by a 3.0 percentage point increase in occupancy and a 9.0 percent increase in ADR (1.3 percent in constant dollars) between periods.

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North American gross operating profit (GOP) and EBITDA margins contracted 190 basis points and 180 basis points, respectively, as compared to the first quarter of 2009. Excluding cancellation fees of $6.7 million in the first quarter of 2009 and $1.5 million in the first quarter of 2010, GOP margins expanded 50 basis points and EBITDA margins expanded 80 basis points, as compared to the first quarter 2009.

Chief Executive Officer Laurence Geller remarked, “We are encouraged by signs of improvement beginning to take place within the lodging space and particularly within the high-end segment. By the end of the first quarter we observed the beginnings of positive trends in our sector which we are optimistic will accelerate through the balance of the year. This is supported by an uptick in occupancy at our properties in the first quarter. We will continue to focus our full attention on improving profitability portfolio-wide by maintaining cost savings and productivity enhancement measures initiated throughout the economic downturn. Our adjusted margin performance in the first quarter is a good indication of the effectiveness of these programs.”

Financial Results

The company reported first quarter 2010 financial results as follows:

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Net loss attributable to common shareholders was $40.3 million, or $0.53 per diluted share, for the first quarter of 2010, compared with net loss attributable to common shareholders of $43.2 million, or $0.57 per diluted share, for the first quarter of 2009.

¡	Comparable EBITDA was $22.0 million compared with $22.8 million for the first quarter of 2009.

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Fully-diluted FFO was a loss of $5.4 million, or $0.07 per diluted share, compared with a loss of $10.5 million, or $0.14 per diluted share, in the first quarter of 2009. Comparable FFO was a loss of $11.5 million, or $0.15 per diluted share, compared with a loss of $11.4 million, or $0.15 per diluted share, in the first quarter of 2009.

Balance Sheet Activity

Today, the company successfully closed on a $317.8 million non-recourse, cross-collateralized mortgage agreement with Metropolitan Life Insurance Company secured by the Westin St. Francis and Fairmont Chicago hotels. Under the terms of the agreement, the existing $220.0 million Westin St. Francis mortgage, which was set to mature in August 2011, and the $123.8 million Fairmont Chicago mortgage, which was set to mature in April 2012, are replaced with a new mortgage maturing in June of 2017 with a fixed interest rate of 6.09 percent. The company paid down the existing combined principal amount by $26.0 million as part of the agreement.

In January, the company entered into an amendment with Aareal Bank AG on the €104.0 million non-recourse loan securing the InterContinental Prague hotel. Under the terms of the amendment, the loan remains non-recourse and the loan maturity is extended by three years from its initial maturity of March 2012 to March 2015. During the remainder of the initial term, scheduled principal amortization is suspended and the financial performance covenants are waived.

Mr. Geller remarked, “We continue to strengthen our financial position and the recent new debt terms secured at the InterContinental Prague, Westin St. Francis and Fairmont Chicago properties represent ongoing progress toward that objective.”

Appointment of New Chief Financial Officer

On March 9th, the company announced the appointment of Diane M. Morefield as Executive Vice President and Chief Financial Officer. Ms. Morefield succeeded James Mead who departed March 8th. Ms. Morefield is former Chief Financial Officer of Equity International (EI). Prior to that she served as Chief Financial Officer of Joseph Freed & Associates, LLC and from 1997 until 2006 Ms. Morefield was Senior Vice President with Equity Office Properties Trust.

Earnings Call

The company will conduct its first quarter 2010 conference call for investors and other interested parties on Thursday, May 6, 2010 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4216 (toll international: 617-213-4868) with pass code 17333584. To participate on the web cast, log on to http://www.strategichotels.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=176522&eventID=3012013 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on May 6, 2010, through 11:59 p.m. ET on May 13, 2010. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 77012976. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the first quarter information section.

Portfolio Definitions

North American hotel comparisons for the first quarter 2010 are derived from the company’s hotel portfolio at March 31, 2010, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the first quarter 2010 are derived from the company’s European owned and leased hotel properties at March 31, 2010, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 8,002 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties.

These forward-looking statements include statements regarding our future financial results, stabilization in the lodging space, positive trends in the lodging industry and our continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Rooms	$90,019	$91,092
Food and beverage	57,896	54,629
Other hotel operating revenue	20,295	25,203

	168,210	170,924
Lease revenue	1,187	1,120

Total revenues	169,397	172,044

Operating Costs and Expenses:
Rooms	26,443	26,000
Food and beverage	42,212	40,849
Other departmental expenses	50,703	52,723
Management fees	5,969	6,292
Other hotel expenses	13,576	13,251
Lease expense	4,241	3,966
Depreciation and amortization	35,857	32,579
Impairment losses and other charges	—	459
Corporate expenses	6,400	10,296

Total operating costs and expenses	185,401	186,415

Operating loss	(16,004)	(14,371)

Interest expense	(24,692)	(23,966)
Interest income	158	412
Loss on early extinguishment of debt	—	(883)
Equity in (losses) earnings of joint ventures	(560)	139
Foreign currency exchange gain	6,186	1,941
Other income (expenses), net	232	(39)

Loss before income taxes and discontinued operations	(34,680)	(36,767)
Income tax benefit (expense)	778	(1,532)

Loss from continuing operations	(33,902)	(38,299)
(Loss) income from discontinued operations, net of tax	(709)	1,631

Net loss	(34,611)	(36,668)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	442	446
Net loss attributable to the noncontrolling interests in consolidated affiliates	1,599	753

Net loss attributable to SHR	(32,570)	(35,469)
Preferred shareholder dividends	(7,721)	(7,721)

Net loss attributable to SHR common shareholders	$(40,291)	$(43,190)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.52)	$(0.59)
(Loss) income from discontinued operations attributable to SHR	(0.01)	0.02

Net loss attributable to SHR common shareholders	$(0.53)	$(0.57)

Weighted average common shares outstanding	75,572	75,166

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2010	December 31, 2009
Assets
Investment in hotel properties, net	$2,126,126	$2,162,584
Goodwill	75,138	75,758
Intangible assets, net of accumulated amortization of $4,811 and $4,400	33,342	34,046
Investment in joint ventures	45,992	46,745
Cash and cash equivalents	96,659	116,310
Restricted cash and cash equivalents	27,741	22,829
Accounts receivable, net of allowance for doubtful accounts of $2,380 and $2,657	45,324	54,524
Deferred financing costs, net of accumulated amortization of $14,320 and $12,543	9,331	11,225
Deferred tax assets	34,324	34,244
Other assets	37,601	39,878

Total assets	$2,531,578	$2,598,143

Liabilities and Equity
Liabilities:
Mortgages payable	$1,279,903	$1,300,745
Exchangeable senior notes, net of discount	170,558	169,452
Bank credit facility	195,000	178,000
Accounts payable and accrued expenses	235,197	236,269
Deferred tax liabilities	16,750	16,940
Deferred gain on sale of hotels	94,726	101,852

Total liabilities	1,992,134	2,003,258
Noncontrolling interests in SHR’s operating partnership	4,058	2,717
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share and $124,142 in the aggregate)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share and $126,859 in the aggregate)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share and $158,574 in the aggregate)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,377,509 and 75,253,252 common shares issued and outstanding)	754	752
Additional paid-in capital	1,232,349	1,233,856
Accumulated deficit	(986,813)	(954,208)
Accumulated other comprehensive loss	(90,376)	(69,341)

Total SHR’s shareholders’ equity	513,835	568,980
Noncontrolling interests in consolidated affiliates	21,551	23,188

Total equity	535,386	592,168

Total liabilities and equity	$2,531,578	$2,598,143

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	March 31, 2010
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	75,378	75,378
Operating partnership units outstanding	955	955
Restricted stock units outstanding	944	944

Combined shares, options and units outstanding	77,277	77,277
Common stock price at end of period	$4.25	$4.25

Common equity capitalization	$328,427	$328,427
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt (excludes discount on exchangeable senior notes)	1,654,903	1,654,903
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(96,659)	(96,659)

Total enterprise value	$2,432,667	$2,256,907

Net Debt / Total Enterprise Value	71.3%	69.0%
Preferred Equity / Total Enterprise Value	15.2%	16.4%
Common Equity / Total Enterprise Value	13.5%	14.6%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2009 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Renaissance Paris Hotel Le Parc Trocadero	December 21, 2009	$50,275
Four Seasons Mexico City	October 29, 2009	$52,156

The following is a summary of (loss) income from discontinued operations for the three months ended March 31, 2010 and 2009 (in thousands):

	Three Months Ended March 31,
	2010	2009

Hotel operating revenues	$—	$8,559

Operating costs and expenses	(21)	6,912
Depreciation and amortization	—	1,524

Total operating costs and expenses	(21)	8,436

Operating income	21	123

Interest income	—	2
Foreign currency exchange (loss) gain	(118)	74
Income tax benefit	—	1,432
Loss on sale	(612)	—

(Loss) income from discontinued operations	$(709)	$1,631

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended March 31,
	2010	2009
Total revenues (100%)	$23,736	$28,192
Property EBITDA (100%)	$5,554	$8,506

Equity in losses of joint venture (SHR 45% ownership)
Property EBITDA	$2,499	$3,828
Depreciation and amortization	(1,991)	(1,903)
Interest expense	(1,833)	(2,061)
Other expenses, net	(63)	(183)
Income taxes	537	213

Equity in losses of joint venture	$(851)	$(106)

EBITDA Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(851)	$(106)
Depreciation and amortization	1,991	1,903
Interest expense	1,833	2,061
Income taxes	(537)	(213)

EBITDA Contribution for investment in Hotel del Coronado	$2,436	$3,645

FFO Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(851)	$(106)
Depreciation and amortization	1,991	1,903

FFO Contribution for investment in Hotel del Coronado	$1,140	$1,797

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.33%	208 bp	$610,000	January 2011(a)
Revolving Credit Facility	2.75%	250 bp	18,500	January 2011(a)

			628,500

Cash and cash equivalents			(7,779)

Net Debt			$620,721

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2010	2.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended March 31,
	2010	2009
Paris Marriott Champs Elysees:
Property EBITDA	$3,405	$2,607
Revenue (a)	$3,405	$2,607

Lease Expense	(3,046)	(2,862)
Less: Deferred Gain on Sale Leaseback	(1,165)	(1,100)

Adjusted Lease Expense	(4,211)	(3,962)

EBITDA Contribution from Leasehold	$(806)	$(1,355)

Marriott Hamburg:
Property EBITDA	$1,393	$1,353
Revenue (a)	$1,187	$1,120

Lease Expense	(1,195)	(1,104)
Less: Deferred Gain on Sale Leaseback	(54)	(51)

Adjusted Lease Expense	(1,249)	(1,155)

EBITDA Contribution from Leasehold	$(62)	$(35)

Total Leaseholds:
Property EBITDA	$4,798	$3,960
Revenue (a)	$4,592	$3,727

Lease Expense	(4,241)	(3,966)
Less: Deferred Gain on Sale Leaseback	(1,219)	(1,151)

Adjusted Lease Expense	(5,460)	(5,117)

EBITDA Contribution from Leaseholds	$(868)	$(1,390)

	March 31, 2010	December 31, 2009
Security Deposits (b):
Paris Marriott Champs Elysees	$10,199	$10,720
Marriott Hamburg	6,755	7,158

Total	$16,954	$17,878

(a)	For the three months ended March 31, 2010 and 2009, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three months ended March 31, 2010 and 2009, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, five other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Diluted, which is FFO plus income or loss on income attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended March 31,
	2010	2009

Net loss attributable to SHR common shareholders	$(40,291)	$(43,190)
Depreciation and amortization - continuing operations	35,857	32,579
Depreciation and amortization - discontinued operations	—	1,524
Interest expense	24,692	23,966
Income taxes - continuing operations	(778)	1,532
Income taxes - discontinued operations	—	(1,432)
Noncontrolling interests	(442)	(446)
Adjustments from consolidated affiliates	(1,482)	(1,564)
Adjustments from unconsolidated affiliates	3,402	3,899
Preferred shareholder dividends	7,721	7,721

EBITDA	28,679	24,589
Realized portion of deferred gain on sale leasebacks	(1,219)	(1,151)
Gain on sale of assets - continuing operations	—	(2)
Loss on sale of assets - discontinued operations	612	—
Impairment losses and other charges	—	459
Foreign currency exchange gain - continuing operations (a)	(6,186)	(1,941)
Foreign currency exchange loss (gain) - discontinued operations (a)	118	(74)
Loss on early extinguishment of debt	—	883

Comparable EBITDA	$22,004	$22,763

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO-Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Net loss attributable to SHR common shareholders	$(40,291)	$(43,190)
Depreciation and amortization - continuing operations	35,857	32,579
Depreciation and amortization - discontinued operations	—	1,524
Corporate depreciation	(304)	(304)
Gain on sale of assets - continuing operations	—	(2)
Loss on sale of assets - discontinued operations	612	—
Realized portion of deferred gain on sale leasebacks	(1,219)	(1,151)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	363	343
Noncontrolling interests adjustments	(480)	(457)
Adjustments from consolidated affiliates	(1,966)	(1,832)
Adjustments from unconsolidated affiliates	2,004	1,935

FFO	(5,424)	(10,555)
Convertible noncontrolling interests	38	11

FFO - Fully Diluted	(5,386)	(10,544)
Impairment losses and other charges	—	459
Foreign currency exchange gain, net of tax (a) - continuing operations	(6,193)	(2,103)
Foreign currency exchange loss (gain) (a) - discontinued operations	118	(74)
Loss on early extinguishment of debt	—	883

Comparable FFO	$(11,461)	$(11,379)

Comparable FFO per diluted share	$(0.15)	$(0.15)

Weighted average diluted shares	75,572	75,166

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)	Loan Amount	Maturity (b)
Bank credit facility	4.00%	375 bp	$195,000	March 2011
Westin St. Francis	0.95%	70 bp	220,000	August 2011
Fairmont Scottsdale	0.81%	56 bp	180,000	September 2011
InterContinental Chicago	1.31%	106 bp	121,000	October 2011
InterContinental Miami	0.98%	73 bp	90,000	October 2011
Loews Santa Monica Beach Hotel	0.88%	63 bp	118,250	March 2012
Ritz-Carlton Half Moon Bay	0.92%	67 bp	76,500	March 2012
Exchangeable senior notes, net of discount (c)	3.50%	Fixed	170,558	April 2012
Fairmont Chicago	0.95%	70 bp	123,750	April 2012
Hyatt Regency La Jolla	1.25%	100 bp	97,500	September 2012
Marriott London Grosvenor Square (d)	1.75%	110 bp (d)	115,641	October 2013
InterContinental Prague (e)	1.83%	120 bp (e)	137,262	March 2015

			$1,645,461

(a)	Spread over LIBOR (0.25% at March 31, 2010).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Reflects the cash coupon.
(d)	Principal balance of £76,220,000 at March 31, 2010. Spread over three-month GBP LIBOR (0.65% at March 31, 2010).
(e)	Principal balance of €101,600,000 at March 31, 2010. Spread over three-month EURIBOR (0.63% at March 31, 2010). The spread increases to 180 basis points in March 2012 through the maturity date.

Domestic and European Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR		Notional Amount	Maturity
March 2009	0.90%		$75,000	April 2010
March 2009	1.22%		50,000	August 2011
February 2010	0.45%		100,000	December 2010
February 2010	0.49%		100,000	February 2011
February 2010	0.75%		50,000	August 2011
February 2010	0.45	%(f)	75,000	April 2012
February 2010	0.45	%(f)	50,000	June 2012
February 2010	0.45	%(f)	100,000	July 2012
February 2010	0.45	%(f)	75,000	June 2013
February 2010	0.45	%(f)	100,000	August 2013
February 2010	0.45	%(f)	100,000	September 2014
February 2010	0.45	%(f)	100,000	December 2014

	0.54%		$975,000

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR		Notional Amount	Maturity
October 2007	3.22	%(f)	£76,220	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR		Notional Amount	Maturity
March 2010	3.32%		€101,600	March 2015

(f)	The fixed pay rates represent the current rates. The fixed pay rate against LIBOR increases in December 2010 to a range of 4.12%-5.50% through maturity. The fixed pay rate against GBP LIBOR increases in January 2011 to 5.72% through maturity.

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2010	5.42%	$75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$275,000

At March 31, 2010, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ending December 31,	Amount
2010	$1,563
2011	809,125
2012	603,341
2013	112,043
2014	4,215
Thereafter	124,616

1,654,903
Less discount on exchangeable senior notes	(9,442)

Total	$1,645,461

Percent of fixed rate debt including U.S. and European swaps	85.0%
Weighted average interest rate including U.S. and European swaps (g)	2.31%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	3.16

(g)	Excludes the amortization of deferred financing costs, amortization of the discount on the exchangeable senior notes and the amortization of the interest rate swap costs.